EVERGREEN EQUITY TRUST
                               200 Berkeley Street
                           Boston, Massachusetts 02116

                                                                March 10, 2003




Evergreen Service Company
200 Berkeley Street
Boston, Massachusetts 02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the "Agreement"), as defined in the Agreement, this is to notify Evergreen Service Company that Evergreen Merger & Acquisition Fund, Evergreen Mid Cap Value Fund and Evergreen Small Cap Value Fund II, each a series of Evergreen Equity Trust, hereby elect to become a Fund party to such Agreement.

                                        EVERGREEN EQUITY TRUST
                                        on behalf of:
                                        Evergreen Merger & Acquisition Fund
                                        Evergreen Mid Cap Value Fund
                                        Evergreen Small Cap Value Fund II

                                       By: __/s/ Elizabeth A. Smith_____________
                                            Elizabeth A. Smith
                                            Assistant Secretary

Accepted and Agreed:

EVERGREEN SERVICE COMPANY


By:      _/s/ Ann Marie Becker______________
         Ann Marie Becker
         President

         Dated as of     March 10          , 2003